Filed Pursuant to Rule 433

Registration No. 333-238243

Dated: March 17, 2022

PRICING TERM SHEET

U.S.$1,250,000,000 3.496% Senior Preferred Fixed Rate Notes due 2025 (the “Senior Preferred Notes”)

Issuer:	Banco Santander, S.A.
Series Number:	140
Issuer Ratings*:	A2 (Stable) / A+ (Negative) / A- (Stable) by Moody’s/S&P/Fitch
Expected Notes Ratings*:	A2 Moody’s / A+ S&P / A Fitch
Status:	Senior Preferred
Principal Amount:	U.S.$1,250,000,000
Form of Issuance:	SEC Registered
Pricing Date:	March 17, 2022
Settlement Date**:	March 24, 2022 (T+5)
Maturity Date:	March 24, 2025
Benchmark Treasury:	T 1.750% due March 15, 2025
Benchmark Treasury Yield:	2.146%
Spread to Benchmark Treasury:	T+ 135 bps
Re-offer Yield:	3.496%
Coupon:	3.496% per annum
Price to Public:	100.000% of the Principal Amount
Underwriting Discount / Commission:	0.250%
Proceeds to Issuer (before Expenses):	99.750% (U.S.$1,246,875,000)
Expenses (excluding the Underwriting Discount / Commission):	U.S.$99,922
Net Proceeds (after Underwriting Discount / Commission and including Expenses):	U.S.$1,246,974,922

Interest Rate:	Fixed Rate – 3.496% per annum, payable semi-annually in arrears.
Interest Payment Dates:	Each March 24 and September 24, commencing on September 24, 2022 up to and including the Maturity Date or any date of earlier redemption.
Day Count Fraction:	30/360 (following, unadjusted)
Optional Early Redemption (Call):	Not Applicable
Early Redemption for TLAC/MREL Disqualification Reasons:	Not Applicable
Early Redemption for Taxation Reasons:	Applicable as specified in the prospectus supplement
Substitution and Variation:	Applicable as specified in the prospectus supplement
Business Days:	New York City, London and TARGET 2
Minimum Denominations / Multiples:	Minimum denominations of U.S.$200,000 and multiples of U.S.$200,000 in excess thereof
Listing:	New York Stock Exchange
Trustee and Principal Paying Agent and Calculation Agent:	The Bank of New York Mellon, London Branch
Governing Law:	New York law, except that certain provisions of the Senior Preferred Notes and the relevant Indenture related to the status of the Senior Preferred Notes shall be governed and construed in accordance with Spanish Law.
Agreement to and acknowledgement of Statutory Bail-in:	By its acquisition of any Senior Preferred Notes, each holder (including each holder of beneficial interest in the Senior Preferred Notes) acknowledges, accepts, consents and agrees to be bound by the terms of the Senior Preferred Notes related to the exercise of the Spanish Bail-In Power.
Risk Factors:	Investors should read the Risk Factors in the preliminary prospectus supplement dated March 17, 2022.
U.S. Federal Income Tax Considerations:	For a discussion of the material U.S. federal income tax considerations for the ownership and disposition of the Senior Preferred Notes by U.S. investors, see “Taxation—U.S. Federal Income Tax Considerations” in the base prospectus and in the prospectus supplement. That discussion does not describe all of the tax consequences that may be relevant in the light of a U.S. investor’s particular circumstances.

Selling Restrictions:	Canada, United Kingdom, Hong Kong, Italy, Japan, People’s Republic of China (excluding Hong Kong, Macau and Taiwan), Republic of Korea, Taiwan, Singapore, Switzerland and Australia. No sales in Spain. The Senior Preferred Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA and in the United Kingdom, as per the preliminary prospectus supplement.
Conflict of Interest:	Santander Investment Securities Inc. is a subsidiary of Banco Santander, S.A. Therefore, Santander Investment Securities Inc. is deemed to have a “conflict of interest” under FINRA Rule 5121 and, accordingly, the offering of the notes will comply with the applicable requirements of FINRA Rule 5121.
CUSIP / ISIN:	05964H AP0 / US05964HAP01
Sole Global Coordinator:	Santander Investment Securities Inc.
Joint Bookrunners:	BNP Paribas Securities Corp., BofA Securities, Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Santander Investment Securities Inc.
Co-Leads:	Banco Comercial Português, S.A., BMO Capital Markets Corp., Caixa – Banco de Investimento, S.A., R. Seelaus & Co., LLC, Samuel A. Ramirez & Company, Inc., Scotia Capital (USA) Inc. and Siebert Williams Shank & Co., LLC.

*Any ratings obtained will reflect only the views of the respective rating agency and should not be considered a recommendation to buy, sell or hold the Senior Preferred Notes. The ratings assigned by the rating agencies are subject to revision or withdrawal at any time by such rating agencies in their sole discretion. Each rating should be evaluated independently of any other rating.

**It is expected that delivery of the Senior Preferred Notes will be made against payment therefore on or about March 24, 2022, which is the fifth day following the date hereof (such settlement cycle being referred to as “T+5”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are generally required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Senior Preferred Notes prior to the second business day prior to the settlement date will be required, by virtue of the fact that the Senior Preferred Notes initially settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

The issuer has filed a registration statement (including a base prospectus and a related preliminary prospectus supplement) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the preliminary prospectus supplement, the base prospectus in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov.

Alternatively, you may obtain a copy of the base prospectus and the preliminary prospectus supplement from BNP Paribas Securities Corp. by calling +1 (212) 841-2192, BofA Securities, Inc. by calling toll free 1-800-294-1322, Citigroup Global Markets Inc. by calling toll free 1-800-831-9146, Deutsche Bank Securities Inc. by calling toll free 1-800-503-4611, J.P. Morgan Securities LLC by calling toll free 1-866-803-9204, Morgan Stanley & Co. LLC by calling toll free 1-866-718-1649 and Santander Investment Securities Inc. by calling toll free 1-855-403-3636.

Capitalized terms used but not defined in this term sheet have the meanings set forth in the base prospectus as supplemented by the preliminary prospectus supplement.

The distribution of this term sheet and the offering of the securities to which this term sheet relates (the “Senior Preferred Notes”) may be restricted by law in certain jurisdictions and therefore persons into whose possession this term sheet comes should inform themselves about and observe any such restrictions. Any failure to comply with these restrictions could result in a violation of the laws of any such jurisdiction.

EU PRIIPs Regulation / PROHIBITION OF SALES TO EEA RETAIL INVESTORS: The Senior Preferred Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (11) of Article 4(1) of MiFID II; (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, (the “IDD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II ; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently, no key information document is required by the Regulation (EU) No. 1286/2014 (the “EU PRIIPs Regulation”) for offering or selling the Senior Preferred Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Senior Preferred Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

UK PRIIPs Regulation / PROHIBITION OF SALES TO UK RETAIL INVESTORS: The Senior Preferred Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No. 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement IDD, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No. 600/2014 as it forms part of UK domestic law by virtue of the EUWA. Consequently, no key information document is required by Regulation (EU) No. 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Senior Preferred Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Senior Preferred Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

MIFID II PRODUCT GOVERNANCE/PROFESSIONAL INVESTORS AND ECPS ONLY TARGET MARKET – Solely for the purposes of each manufacturer's product approval process, the target market assessment in respect of the Senior Preferred Notes has led to the conclusion that: (i) the target market for the Senior Preferred Notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the Senior Preferred Notes to eligible counterparties and professional clients are appropriate. The target market assessment indicates that the Senior Preferred Notes are incompatible with the needs, characteristic and objectives of clients which are retail clients (as defined in MiFID II). Any person subsequently offering, selling or recommending the Senior Preferred Notes (a “distributor”) should take into consideration the manufacturers' target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Senior Preferred Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

UK MIFIR PRODUCT GOVERNANCE/PROFESSIONAL INVESTORS AND ECPS ONLY TARGET MARKET – Solely for the purposes of each manufacturer's product approval process, the target market assessment in respect of the Senior Preferred Notes has led to the conclusion that: (i) the target market for the Senior Preferred Notes is eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook (“COBS”), and professional clients only, as defined in the Regulation (EU) No. 600/2014 as it forms part of UK domestic law by virtue of EUWA (“UK MiFIR”); and (ii) all channels for distribution of the Senior Preferred Notes to eligible counterparties and professional clients are appropriate. The target market assessment indicates that the Senior Preferred Notes are incompatible with the needs, characteristic and objectives of clients which are retail clients (as defined in Regulation (EU) No 2017/565 as it forms part of the domestic law of the UK by virtue of the EUWA). Any person subsequently offering, selling or recommending the Senior Preferred Notes (a “distributor”) should take into consideration the manufacturers' target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the Senior Preferred Notes (by either adopting or refining the manufacturers' target market assessment) and determining appropriate distribution channels

This term sheet is not an offer of securities or investments for sale nor a solicitation of an offer to buy securities or investments in any jurisdiction where such offer or solicitation would be unlawful. No action has been taken that would permit an offering of the Senior Preferred Notes or possession or distribution of this term sheet in any jurisdiction where action for that purpose is required. Persons into whose possession this term sheet comes are required to inform themselves about and to observe any such restrictions.

PRICING TERM SHEET

U.S.$1,500,000,000 4.175% Senior Non Preferred Fixed-to-Fixed Rate Notes due 2028 (the “Senior Non Preferred Notes”)

Issuer:	Banco Santander, S.A.
Series Number:	141
Issuer Ratings*:	A2 (Stable) / A+ (Negative) / A- (Stable) by Moody’s/S&P/Fitch
Expected Notes Ratings*:	Baa1 Moody’s / A- S&P / A- Fitch
Status:	Senior Non-Preferred
Principal Amount:	U.S.$1,500,000,000
Form of Issuance:	SEC Registered
Pricing Date:	March 17, 2022
Settlement Date**:	March 24, 2022 (T+5)
Maturity Date:	March 24, 2028
Benchmark Treasury:	T 1.875% due February 28, 2027
Benchmark Treasury Yield:	2.175%
Spread to Benchmark Treasury:	T+ 200 bps
Re-offer Yield:	4.175%
Coupon:

4.175% per annum, from and including March 24, 2022 to, but excluding, March 24, 2027.

If not redeemed at the Optional Redemption Date, U.S. Treasury Rate (as defined below) plus 2.00% per annum, from, and including, March 24, 2027 to, but excluding, March 24, 2028.

Price to Public:	100.000% of the Principal Amount
Redemption Price:	100.000%
Underwriting Discount / Commission:	0.300%
Proceeds to Issuer (before Expenses):	99.700% (U.S.$1,495,500,000)
Expenses (excluding the	U.S.$99,922

Underwriting Discount / Commission):
Net Proceeds (after Underwriting Discount / Commission and including Expenses):	U.S.$1,495,599,922
Initial Fixed Rate:	From, and including, March 24, 2022 to, but excluding, March 24, 2027 4.175% per annum, payable semi-annually in arrears.
Reset Fixed Rate:

From, and including, March 24, 2027 to, but excluding, March 24, 2028 (the “Reset Period”) at a fixed rate equal to the U.S. Treasury Rate (as defined below) as of the Reset Determination Date (as defined below), plus 2.00% per annum, payable semi-annually in arrears.

U.S. Treasury Rate: means, in relation to the Reset Date and the Reset Period commencing on the Reset Date, the rate per annum equal to: (1) the average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity, for one-year maturities, for the five business days immediately prior to the Reset Determination Date, published in the most recent H.15, for the maturity of one year; or (2) if such release (or any successor release) is not published during the week immediately prior to the Reset Determination Date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Reset Date.

The U.S. Treasury Rate shall be determined by the Calculation Agent.

If the U.S. Treasury Rate cannot be determined, for whatever reason, as described under (1) or (2) above, “U.S. Treasury Rate” means the rate in percentage per annum as notified by the Calculation Agent to Banco Santander equal to the yield on U.S. Treasury securities having a maturity of one year as set forth in the most recent H.15 (or any successor release, as determined by Banco Santander and notified to the Calculation Agent) at 5:00 p.m. (New York City time) on the Reset Determination Date, as applicable.

“Calculation Agent” means the Trustee or such other person

authorized by Banco Santander as the party responsible for calculating the U.S. Treasury Rate and/or such other amount(s) from time to time in relation to the Senior Non Preferred Notes.

“Comparable Treasury Issue” means, with respect to the Reset Period, the U.S. Treasury security or securities selected by Banco Santander (and notified to the Calculation Agent) with a maturity date on or about the last day of the Reset Period, and that would be utilized at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in U.S. dollars and having a maturity of one year.

“Comparable Treasury Price” means, with respect to the Reset Date, (i) the arithmetic average of the Reference Treasury Dealer Quotations for the Reset Date (calculated on the Reset Determination Date preceding the Reset Date), after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if fewer than five such Reference Treasury Dealer Quotations are received, the arithmetic average of all such quotations, or (iii) if fewer than two such Reference Treasury Dealer Quotations are received, then such Reference Treasury Dealer Quotation as quoted in writing to Banco Santander and the Calculation Agent by a Reference Treasury Dealer.

“H.15” means the daily statistical release designated as such and published by the Board of Governors of the United States Federal Reserve System under the caption “Treasury constant maturities,” or any successor or replacement publication, as determined by Banco Santander (and notified to the Calculation Agent) that establishes yield on actively traded U.S. Treasury securities adjusted to constant maturity, and “most recent H.15” means in respect of the Reset Period, the H.15 which includes a yield to maturity for U.S. Treasury securities with a maturity of one year published closest in time but prior to the Reset Determination Date.

“Reference Treasury Dealer” means each of up to five banks selected by Banco Santander, or the affiliates of such banks, which are (i) primary U.S. Treasury securities dealers, and their respective successors, or (ii) market makers in pricing corporate bond issues denominated in U.S. dollars.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and the Reset Date, the arithmetic average, as determined by the Calculation Agent, of the bid and offered prices for the applicable Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, at 11:00 a.m. (New York City time), on the Reset Determination Date.

Interest Payment Dates:	Each March 24 and September 24, commencing on September 24, 2022 up to and including the Maturity Date or any date of earlier redemption.
Day Count Fraction:	30/360 (following, unadjusted)
Optional Early Redemption (Call):	The Issuer may redeem the Senior Non Preferred Notes in whole (but not in part) in its sole discretion on March 24, 2027 (the “Optional Redemption Date”)
Optional Redemption Notice Period:	At least fifteen business days but no more than thirty business days prior to the Optional Redemption Date
Early Redemption for TLAC/MREL Disqualification Reasons:	If at any time all or part of the outstanding nominal amount of the relevant Senior Non Preferred Notes does not fully qualify as TLAC/MREL Eligible Instruments of Banco Santander and/or the Group, except where such non-qualification (i) is due solely to the remaining maturity of the relevant Senior Non Preferred Notes being less than any period prescribed for TLAC/MREL Eligible Instruments by the Applicable Banking Regulations as at the issue date of the relevant Senior Non Preferred Notes or (ii) is as a result of the relevant Senior Non Preferred Notes being bought back by or on behalf of Banco Santander or a buy back of the of the Senior Non Preferred Notes which is funded by or on behalf of Banco Santander.
Early Redemption for Taxation Reasons:	If as a result of any change in, or amendment to, the laws or regulations of Spain or of any political subdivision thereof or any authority or agency therein or thereof having power to tax or in the interpretation or administration of any such laws or regulations which becomes effective on or after the date of issue of the Senior Non Preferred Notes, Banco Santander shall determine that (a) Banco Santander would be required to pay Additional Amounts as described in the base prospectus or (b) Banco Santander would not be entitled to claim a deduction in computing tax liabilities in Spain in respect of any interest to be paid on the next Interest Payment Date on any Senior Non Preferred Notes or the value of such deduction to Banco Santander would be materially reduced or (c) the applicable tax treatment of any Senior Non Preferred Notes changes in a material way that was not reasonably foreseeable at the issue date.
Substitution and Variation:	Applicable as specified in the prospectus supplement
Business Days:	New York City, London and TARGET 2
Reset Determination Date:	The second business day immediately preceding the Reset Date
Reset Date:	March 24, 2027
Reset Fixed Rate Period Day Count Fraction:	30/360 (following, unadjusted)
Minimum Denominations / Multiples:	Minimum denominations of U.S.$200,000 and multiples of U.S.$200,000 in excess thereof
Listing:	New York Stock Exchange
Trustee and Principal Paying Agent and Calculation Agent:	The Bank of New York Mellon, London Branch
Governing Law:	New York law, except that certain provisions of the Senior Non Preferred Notes and the relevant Indenture related to the status of the Senior Non Preferred Notes shall be governed and construed in accordance with Spanish Law.
Agreement to and acknowledgement of Statutory Bail-In:	By its acquisition of any Senior Non Preferred Notes, each holder (including each holder of beneficial interest in the Senior Non Preferred Notes) acknowledges, accepts, consents and agrees to be bound by the terms of the Senior Non Preferred Notes related to the exercise of the Spanish Bail-In Power.
Risk Factors:	Investors should read the Risk Factors in the preliminary prospectus supplement dated March 17, 2022.
U.S. Federal Income Tax Considerations:	For a discussion of the material U.S. federal income tax considerations for the ownership and disposition of the Senior Non Preferred Notes by U.S. investors, see “Taxation—U.S. Federal Income Tax Considerations” in the base prospectus and in the prospectus supplement. That discussion does not describe all of the tax consequences that may be relevant in the light of a U.S. investor’s particular circumstances.
Selling Restrictions:	Canada, United Kingdom, Hong Kong, Italy, Japan, People’s Republic of China (excluding Hong Kong, Macau and Taiwan), Republic of Korea, Taiwan, Singapore, Switzerland and Australia. No sales in Spain. The Senior Non Preferred Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA and in the United Kingdom, as per the preliminary prospectus supplement.

Conflict of Interest:	Santander Investment Securities Inc. is a subsidiary of Banco Santander, S.A. Therefore, Santander Investment Securities Inc. is deemed to have a “conflict of interest” under FINRA Rule 5121 and, accordingly, the offering of the notes will comply with the applicable requirements of FINRA Rule 5121.
CUSIP / ISIN:	05964H AQ8 / US05964HAQ83
Sole Global Coordinator:	Santander Investment Securities Inc.
Joint Bookrunners:	BNP Paribas Securities Corp., BofA Securities, Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Santander Investment Securities Inc.
Co-Leads:	Banco Comercial Português, S.A., BMO Capital Markets Corp., Caixa – Banco de Investimento, S.A., R. Seelaus & Co., LLC, Samuel A. Ramirez & Company, Inc., Scotia Capital (USA) Inc. and Siebert Williams Shank & Co., LLC.

*Any ratings obtained will reflect only the views of the respective rating agency and should not be considered a recommendation to buy, sell or hold the Senior Non Preferred Notes. The ratings assigned by the rating agencies are subject to revision or withdrawal at any time by such rating agencies in their sole discretion. Each rating should be evaluated independently of any other rating.

** It is expected that delivery of the Senior Non Preferred Notes will be made against payment therefore on or about March 24, 2022, which is the fifth day following the date hereof (such settlement cycle being referred to as “T+5”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are generally required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Senior Non Preferred Notes prior to the second business day prior to the settlement date will be required, by virtue of the fact that the Senior Non Preferred Notes initially settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

The issuer has filed a registration statement (including a base prospectus and a related preliminary prospectus supplement) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the preliminary prospectus supplement, the base prospectus in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov.

Alternatively, you may obtain a copy of the base prospectus and the preliminary prospectus supplement from BNP Paribas Securities Corp. by calling +1 (212) 841-2192, BofA Securities, Inc. by calling toll free 1-800-294-1322, Citigroup Global Markets Inc. by calling toll free 1-800-831-9146, Deutsche Bank Securities Inc. by calling toll free 1-800-503-4611, J.P. Morgan Securities LLC by calling toll free 1-866-803-9204, Morgan Stanley & Co. LLC by calling toll free 1-866-718-1649 and Santander Investment Securities Inc. by calling toll free 1-855-403-3636.

Capitalized terms used but not defined in this term sheet have the meanings set forth in the base prospectus as supplemented by the preliminary prospectus supplement.

The distribution of this term sheet and the offering of the securities to which this term sheet relates (the “Senior Non Preferred Notes”) may be restricted by law in certain jurisdictions and therefore persons into whose possession this term sheet comes should inform themselves about and observe any such restrictions. Any failure to comply with these restrictions could result in a violation of the laws of any such jurisdiction.

EU PRIIPs Regulation / PROHIBITION OF SALES TO EEA RETAIL INVESTORS: The Senior Non Preferred Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (11) of Article 4(1) of MiFID II; (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, (the “IDD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II ; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently, no key information document is required by the Regulation (EU) No. 1286/2014 (the “EU PRIIPs Regulation”) for offering or selling the Senior Non Preferred Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Senior Non Preferred Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

UK PRIIPs Regulation / PROHIBITION OF SALES TO UK RETAIL INVESTORS: The Senior Non Preferred Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No. 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement IDD, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No. 600/2014 as it forms part of UK domestic law by virtue of the EUWA. Consequently, no key information document is required by Regulation (EU) No. 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Senior Non Preferred Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Senior Non Preferred Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

MIFID II PRODUCT GOVERNANCE / PROFESSIONAL INVESTORS AND ECPS ONLY TARGET MARKET: Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Senior Non Preferred Notes has led to the conclusion that: (i) the target market for the Senior Non Preferred Notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the Senior Non Preferred Notes to eligible counterparties and professional clients are appropriate. The target market assessment indicates that the Senior Non Preferred Notes are incompatible with the needs, characteristic and objectives of clients which are retail clients (as defined in MiFID II). Any person subsequently offering, selling or recommending the Senior Non Preferred Notes (a “distributor”) should take into consideration the manufacturers' target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Senior Non Preferred Notes (by either adopting or refining the manufacturers' target market assessment) and determining appropriate distribution channels.

UK MiFIR PRODUCT GOVERNANCE / PROFESSIONAL INVESTORS AND ECPS ONLY TARGET MARKET: Solely for the purposes of each manufacturer's product approval process, the target market assessment in respect of the Senior Non Preferred Notes has led to the conclusion that: (i) the target market for the Senior Non Preferred Notes is eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook (“COBS”), and professional clients only, as defined in the Regulation (EU) No. 600/2014 as it forms part of UK domestic law by virtue of EUWA (“UK MiFIR”); and (ii) all channels for distribution of the Senior Non Preferred Notes to eligible counterparties and professional clients are appropriate. The target market assessment indicates that the Senior Non Preferred Notes are incompatible with the needs, characteristic and objectives of clients which are retail clients (as defined in Regulation (EU) No 2017/565 as it forms part of the domestic law of the UK by virtue of the EUWA). Any person subsequently offering, selling or recommending the Senior Non Preferred Notes (a "distributor") should take into consideration the manufacturers' target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the Senior Non Preferred Notes (by either adopting or refining the manufacturers' target market assessment) and determining appropriate distribution channels.

This term sheet is not an offer of securities or investments for sale nor a solicitation of an offer to buy securities or investments in any jurisdiction where such offer or solicitation would be unlawful. No action has been taken that would permit an offering of the Senior Non Preferred Notes or possession or distribution of this term sheet in any jurisdiction where action for that purpose is required. Persons into whose possession this term sheet comes are required to inform themselves about and to observe any such restrictions.